 EXHIBIT - Letter

East Michigan Flight Standards District Office

U.S. Department                                            Willow Run Airport- East Side
of Transportat1on                                          8800 Beck Road
Federal Aviation                                           Belleville, Michigan 48111
Administration                                             Ph: (734) 487-7222
                                                           Fax: (734) 487-7221

April 10, 2013

HAND DELIVERED

Mr. Joe Pampalone
Vice President of Operations - Certification Project Manager
Baltia Air Lines
Building 151 Suite 361
John F. Kennedy Intl Airport
Jamaica, NY 11430

Re: Baltia Air Lines Formal Application

Dear Mr. Pampalone:

This letter is to inform Baltia Air Lines (BTIA) of the results of the Certification Project
Team (CPT) evaluation of the Formal Application Package and Formal Application Meeting
that was conducted on March 28, 2013, and on AprillO, 2013, at the East Michigan Flight
Standards District Office, The meeting agenda, guidance, and evaluation standards were drafted from 8900.1 Volume 10 Chapter 6 sec 2. These meetings and package were found to be satisfactory to continue towards certification.

In addition to what is listed above, a final review was conducted for the Gate 1 requirements listed on table 10-66, 8900.1 Volume 10 Chapter 6 sec 2. The CPT has determined that
BTIA has met those requirements and has entered into Phase II-"Design Assessment." A letter containing an outline of what is expected for Phase II will follow,

Please contact us with any questions.

Sincerely

/signed___/

Dana B Carver
Certification Project Manager-BTIAP
EMI FSDO GL23